UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 11, 2013

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT	06156
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(860) 273-0123

Former name or former address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

On December 12, 2013, Aetna Inc. (“Aetna,” “we,” “us” or “our”) will hold an investor conference (the “Conference”) in New York, New York. During the Conference, Aetna executives will discuss the company's strategy, performance and outlook, including reviewing business trends and specific initiatives related to its various business units. At the Conference, Aetna management intends to disclose, among other things, that:

•
Based on fourth-quarter 2013 performance to date, Aetna continues to project full-year 2013 operating earnings per share of $5.80 to $5.90 and adjusted operating earnings per share of $6.20 to $6.30. (1) Adjusted operating earnings per share excludes after-tax amortization of other acquired intangible assets.

•
Beginning with 2014 projections and results, Aetna's operating earnings and operating earnings per share will exclude after-tax amortization of other acquired intangible assets. On this basis, full-year 2014 operating earnings per share are projected to be at least $6.25. (1)

•	Operating revenue for the full-year 2013 is projected to be approximately $47 billion, and full-year 2014 operating revenue is projected to be approximately $53 billion. (2)

•	Beginning with 2014 projections and results:

•
As noted above, we will exclude after-tax amortization of other acquired intangible assets (which relates to our acquisition activities, including Coventry) from the calculation of operating earnings and operating earnings per share. We previously have referred to these measures as adjusted operating earnings and adjusted operating earnings per share, respectively. Management will use operating earnings calculated in this manner to assess business performance and to make decisions regarding Aetna's operations and allocation of resources among Aetna's businesses. Operating earnings calculated in this manner also will be the measure reported to the Chief Executive Officer for these purposes. In addition, we believe this measure provides a more useful comparison of Aetna’s underlying business performance from period to period and is more representative of the earnings capacity of our businesses than our current definition of operating earnings. Non-GAAP financial measures we disclose, such as operating earnings, operating earnings per share and operating revenue, should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP.

•
We will project and report our Government medical benefit ratio rather than separately projecting and reporting our Medicare and Medicaid medical benefit ratios. We believe this basis is appropriate given the expected convergence of the Medicare and Medicaid programs due to projected growth in the population that is eligible for both programs.

The Conference is scheduled to begin at 9 a.m. Eastern time on December 12, 2013. Investors, analysts and the general public are invited to listen to the presentation and to access the slides for the presentation over the Internet via Aetna's Investor Information link at www.aetna.com/investor. A webcast replay will be available via Aetna's Investor Information link at www.aetna.com/investor for 14 days. Website addresses are included for reference only. The information contained on Aetna's website is not part of this Form 8-K and is not incorporated by reference into this Form 8-K.

(1)
Projected full-year 2013 operating earnings, operating earnings per share, adjusted operating earnings and adjusted operating earnings per share exclude from net income attributable to Aetna net realized capital losses of $8.9 million ($12.2 million pretax), transaction and integration-related costs of $140.6 million ($189.6 million pretax), a gain on the reduction of the reserve for anticipated future losses on discontinued products of $55.9 million ($86.0 million pretax), a benefit related to the settlement of a reinsurance recoverable of $32.1 million ($49.4 million pretax), and $54.1 million of group annuity conversion premium with a corresponding $54.1 million benefit expense on group annuity conversion for a contract that converted from participating to non-participating, each reported by Aetna for the nine months ended September 30, 2013. Projected full-year 2013 adjusted operating earnings and adjusted operating earnings per share also exclude from net income attributable to Aetna amortization of other acquired intangible assets of $97.2 million ($149.5 million pretax) reported by Aetna for the nine months ended September 30, 2013. Projected full-year 2014 operating earnings and operating earnings per share also exclude from net income attributable to Aetna after-tax amortization of other acquired intangible assets. Projected operating earnings, projected adjusted operating earnings, projected operating earnings per share and projected adjusted operating earnings per share in all periods exclude from net income attributable to Aetna any future net realized capital gains or losses and other items, if any, that neither relate to the ordinary course of our business nor reflect our underlying business performance, including projected integration-related costs related to the Coventry Health Care, Inc. (“Coventry”) acquisition. Aetna is not able to project the amount of future net realized capital gains or losses or any such other items (other than projected integration-related costs related to the Coventry acquisition) and therefore cannot reconcile projected operating earnings or projected adjusted operating earnings to projected net income attributable to Aetna or projected operating earnings per share or projected adjusted operating earnings per share to projected net income per share attributable to Aetna in any period. Although the excluded items may recur, management believes that operating earnings and operating earnings per share provide a more useful comparison of Aetna's underlying business performance from period to period. Net realized capital gains and losses arise from various types of transactions, primarily in the course of managing a portfolio of assets that support the payment of liabilities. However, these transactions do not directly relate to the underwriting or servicing of products for customers and are not directly related to the core performance of Aetna's business operations. In addition, management uses operating earnings to assess business performance and to make decisions regarding Aetna's operations and allocation of resources among Aetna's businesses. Operating earnings is also the measure reported to the Chief Executive Officer for these purposes. Projected operating earnings per share for the full year 2013 and 2014 reflect approximately 359 million weighted average diluted shares and approximately 358 million weighted average diluted shares, respectively.

(2)
Projected full-year 2013 operating revenue excludes from total revenue net realized capital losses of $12.2 million pretax, net investment income on the proceeds of Coventry transaction-related debt of $2.5 million pretax, a gain on the settlement of a reinsurance recoverable of $7.2 million pretax and premium from a group annuity contract conversion of $54.1 million, each reported by Aetna for the nine months ended September 30, 2013. Projected operating revenue in all periods also excludes any future net realized capital gains or losses and other items, if any, from total revenue. Aetna is not able to project the amount of future net realized capital gains or losses or any such other items (other than integration-related costs related to the Coventry acquisition) and therefore cannot reconcile projected operating revenue to projected total revenue in any period.

CAUTIONARY STATEMENT; ADDITIONAL INFORMATION -- Certain information in this Form 8-K is forward-looking, including our projections as to operating earnings per share, adjusted operating earnings per share, weighted average diluted shares and operating revenue. Forward-looking information is based on management's estimates, assumptions and projections and is subject to significant uncertainties and other factors, many of which are beyond our control. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to: the implementation of health care reform legislation, including the implementation of health insurance exchanges; our ability to achieve the synergies and value creation contemplated by the Coventry acquisition; our ability to promptly and effectively integrate Coventry's businesses; the diversion of management time on Coventry integration-related issues; the final allocation of the Coventry purchase price in our financial statements; and changes in our future cash requirements, capital requirements, results of operations, financial condition and/or cash flows. Health care reform will significantly impact our business operations and financial results, including our pricing and medical benefit ratios. Components of the legislation will be phased in over the next several years, and we will be required to dedicate material resources and incur material expenses during that time to implement health care reform. Many significant parts of the legislation, including Medicaid expansion, employer penalties and the implementation of Medicare minimum medical loss ratios, require further guidance and clarification at both the federal level and/or in the form of regulations and actions by state legislatures to implement the law. In addition, pending efforts in the U.S. Congress to amend or restrict funding for various aspects of health care reform, and litigation challenging aspects of the law continue to create additional uncertainty about the ultimate impact of health care reform. As a result, many of the impacts of health care reform will not be known for the next several years. Other important risk factors include: adverse changes in health care reform and/or other federal or state government policies or regulations as a result of health care reform or otherwise (including legislative, judicial or regulatory measures that would affect our business model, restrict funding for or amend various aspects of health care reform, limit our ability to price for the risk we assume and/or reflect reasonable costs or profits in our pricing, such as mandated minimum medical benefit ratios, eliminate or reduce ERISA pre-emption of state laws (increasing our potential litigation exposure) or mandate coverage of certain health benefits); adverse and less predictable economic conditions in the U.S. and abroad (including unanticipated levels of, or increases in the rate of, unemployment); our ability to diversify our sources of revenue and earnings (including by expanding our foreign operations), transform our business model and optimize our business platforms; the success of our HealthagenSM, Accountable Care Solutions and health information technology initiatives; adverse changes in size, product or geographic mix or medical cost experience of membership; managing executive succession and key talent retention, recruitment and development; failure to achieve and/or delays in achieving desired rate increases and/or profitable membership growth due to regulatory review or other regulatory restrictions, the difficult economy and/or significant competition, especially in key geographic areas where membership is concentrated, including successful protests of business awarded to us; failure to adequately implement Health Care Reform; reputational issues arising from our social media activities, data security breaches, other cybersecurity risks or other causes; the outcome of various litigation and regulatory matters, including audits, challenges to our minimum MLR rebate methodology and/or reports, guaranty fund assessments, intellectual property litigation and litigation concerning, and ongoing reviews by various regulatory authorities of, certain of our payment practices with resp ect to out-of-network providers and/or life insurance policies; our ability to integrate, simplify, and enhance our existing information technology systems and platforms to keep pace with changing customer and regulatory needs; our ability to successfully integrate our businesses (including Coventry and other businesses we may acquire in the future) and implement multiple strategic and operational initiatives simultaneously; unanticipated increases in medical costs (including increased intensity or medical utilization as a result of flu, increased COBRA participation rates or otherwise; changes in membership mix to higher cost or lower-premium products or membership-adverse selection; increases resulting from unfavorable changes in contracting or re-contracting with providers; and increased pharmacy costs, including in our health insurance exchange products); our ability to manage health care and other benefit costs; adverse program, pricing, funding or audit actions by federal or state government payors, including as a result of sequestration and/or curtailment or elimination of the Centers for Medicare & Medicaid Services' star rating bonus payments; our ability to reduce administrative expenses while maintaining targeted levels of service and operating performance; a downgrade in our financial ratings; our ability to develop and maintain relations with providers while taking actions to reduce medical costs and/or expand the services we offer; our ability to demonstrate that our products lead to access to quality care by our members; our ability to maintain our relationships with third-party brokers, consultants and agents who sell our products; increases in medical costs or Group Insurance claims resulting from any epidemics, acts of terrorism or other extreme events; changes in medical cost estimates due to the necessary extensive judgment that is used in the medical cost estimation process, the considerable variability inherent in such estimates, and the sensitivity of such estimates to changes in medical claims payment patterns and changes in medical cost trends; the ability to successfully implement our agreement with CVS Caremark Corporation on a timely basis and in a cost-efficient manner and to achieve projected operating efficiencies for the agreement; and adverse impacts from any failure to raise the U.S. government's debt ceiling or any sustained U.S. Federal government shut down. For more discussion of important risk factors that may materially affect Aetna, please see the risk factors contained in Aetna's 2012 Annual Report on Form 10-K (“Aetna's Annual Report”) and Aetna's Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 (“Aetna's Third-Quarter 10-Q”), each on file with the Securities and Exchange Commission. You also should read Aetna's Annual Report and Aetna's Third-Quarter 10-Q for a discussion of Aetna's historical results of operations and financial condition.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) or otherwise subject to the liabilities of that Section, and shall not be or be deemed to be incorporated by reference in any Aetna filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aetna Inc.

Date: December 11, 2013	By:	/s/ Rajan Parmeswar
Name: Rajan Parmeswar
Title: Vice President, Controller and Chief Accounting Officer